SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): December 22, 2004

VERTIS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2004, Vertis, Inc. (“Vertis” or the “Company”) entered into a $200 million, four-year revolving credit agreement (the “Facility”) led by GE Commercial Finance as Agent and Lead Arranger and Bank of America, N.A. as Documentation Agent and Joint-Lead Arranger.  The Facility consists of a multicurrency revolving credit facility of up to $200 million that provides for issuances of up to $45 million in letters of credit and borrowings of up to $150 million in alternate currencies.

The maximum availability under the Facility is $200 million, limited to a borrowing base calculated as follows: 85% of the Company’s eligible receivables; 65% of the net amount of eligible raw materials, finished goods, maintenance parts, unbilled receivables and the residual interest in the Company’s $130 million trade receivables securitization; and 45% of eligible machinery, equipment and owned real estate.  The eligibility of such assets included in the calculation is set forth in the credit agreement.

The Facility includes a minimum EBITDA covenant requiring the Company to maintain EBITDA of $160 million.  The EBITDA amount used in this covenant calculation is calculated as EBITDA net of adjustments to exclude certain items as defined in the credit agreement.  Additionally, the Facility includes customary covenants including restrictions on indebtedness, investments, contingent obligations, mergers and acquisitions and asset sales.  Failure to meet these covenants could lead to an acceleration of the Company’s obligations under the Facility.

The interest rate on the Facility is either (a) the US Prime rate or Britain Prime rate, depending on the currency the Company is borrowing in, plus a margin which fluctuates based on the Company’s senior secured leverage ratio (“Leverage Ratio”), defined as the ratio of senior secured debt to EBITDA, as defined above, or (b) the US or Britain LIBOR rate plus a margin that fluctuates based on the Company’s Leverage Ratio.  At closing, the margin was 275 basis points above LIBOR. The Facility reduces Vertis' borrowing costs by 75 basis points and increases the Company's financial flexibility by eliminating leverage and interest rate coverage covenants (see discussion of terminated credit facility in Item 1.02).

Like the facility it replaces, the new Facility is secured by substantially all of the assets of Vertis, including the stock and assets of its domestic and foreign subsidiaries who are guarantors of the Facility.  Excluded from these assets, however, are any accounts receivable or related assets that have been sold or will be sold pursuant to the existing trade receivables securitization.

The Facility replaces the $250 million revolving credit facility that was to expire in December 2005 (see Item 1.02 below for further discussion).   As a result, unamortized deferred debt costs of $1.8 million will be charged to expense in the fourth quarter.

GE Commercial Finance, the Agent and Lead Arranger of the Facility, is a subsidiary of the Corporate Financial Services division of the General Electric Company as is GE Capital with whom the Company has several operating leases.  Bank of America, N.A., the Documentation Agent and Joint-Lead Arranger of the Facility, is a subsidiary of the Bank of America Corporation as is Bank of America Securities LLC who was a Co-Manager of both the senior secured second lien notes issued by the Company in June

2003 and the senior unsecured notes issued by the Company in 2002.  Additionally, substantially all of the Company’s deposit, disbursement and lockbox accounts are with the Bank of America.  Fleet Securities, Inc. was also Co-Manager of the note issuances discussed above and was a subsidiary of FleetBoston Financial Corporation, which merged with Bank of America Corporation in April 2004.  Fleet Securities, Inc. was also the Lead Arranger of the Company’s trade receivables securitization facility.

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2004, in connection with the execution of the Facility, the terms of which are discussed in Item 1.01 above, the Company terminated its revolving credit facility (the “Prior Credit Facility”) governed by the Eighth Amendment to the Credit Agreement dated May 21, 2003, among the Company, various lenders, and Chase Securities, Inc. and Deutsche Bank Securities, Inc., as Joint Lead Arrangers and Joint Book Managers; The Chase Manhattan Bank, as Administrative Agent; Bankers Trust Company, as Syndication Agent; Bank of America, NA, as Documentation Agent, and certain managing agents.  Some of the lenders or their respective affiliates have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates.

The Prior Credit Facility, maturing December 2005, allowed for borrowings of up to $250 million with interest payable at the Company’s option either (a) at the Prime rate plus a margin of 2.50% or (b) at the LIBOR rate plus a margin of 3.50%.  The margins fluctuated over the term of the agreement in accordance with the maintenance of covenants as set forth in the Prior Credit Facility.

The Prior Credit Facility, contained customary covenants including restrictions on capital expenditures, investments and limitations on the payment of dividends or other distributions on or in respect of the Company or the capital stock of its restricted subsidiaries.  Substantially all of the Company’s assets were pledged as collateral for the outstanding debt under the Prior Credit Facility.  The Prior Credit Facility also had customary provisions requiring prepayment in the event of a change in control and from the proceeds of asset sales, as well as cross-default provisions.  In addition, the Prior Credit Facility agreement had provisions requiring prepayment from the proceeds of issuances of debt and equity securities, and financial covenants that required us to maintain specified financial ratios as follows: a consolidated net interest coverage ratio calculated as the ratio of EBITDA to net interest expense, which was required to be, at a minimum, 1.50 to 1.00; a leverage ratio calculated as the ratio of consolidated debt to EBITDA, which was not to exceed 6.25 to 1.00; and a senior secured leverage ratio calculated as senior secured debt to EBITDA, which was not to exceed 2.00 to 1.00.   The Prior Credit Facility agreement stated that the net interest coverage ratio and the leverage ratio would decline over time as set forth in the agreement.  The amounts of EBITDA and net interest expense used in the preceding ratio calculations were calculated as set forth in the Prior Credit Facility.  In the event the Company was unable to maintain these financial ratios, the bank lenders would have required the Company to repay any amounts owing under the Prior Credit Facility.

The outstanding balance under the Prior Credit Facility, totaling approximately $104 million, was repaid in full using funds from the Facility.  No material early termination penalties were incurred.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 22, 2004 the Company entered into a new $200 million revolving credit facility, the terms of which are described in Item 1.01 above.

ITEM 7.01             REGULATION FD DISCLOSURE

On December 22, 2004, Vertis issued a press release announcing that it has entered into a $200 million revolving credit facility.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.  Vertis does not intend for this exhibit to be incorporated by reference into future filings under the Securities and Exchange Act of 1934.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1           Press Release, dated December 22, 2004, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

	By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: President and Chief Financial Officer

Date: December 28, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 22, 2004, issued by Vertis, Inc.